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                                                                  EXHIBIT 10.15


                         MAXIM INTEGRATED PRODUCTS, INC.
                   1988 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                             Adopted August 23, 1988
                  Approved by Stockholders on October 26, 1988

               Amended by the Board of Directors on August 9, 1990
                  Approved by Stockholders on October 26, 1990

      Amended by the Board of Directors on May 8, 1991 and August 14, 1991
                  Approved by Stockholders on November 7, 1991

             Amended by the Board of Directors on February 23, 1995

   Amended by the Board of Directors on February 29, 1996 and August 16, 1996
                 Approved by Stockholders on November 14, 1996

                Amended by the Board of Directors on May 14, 1998


1.       PURPOSE

         (a) The purpose of the Maxim Integrated Products, Inc. 1988 Nonemployee Director Stock Option Plan (the "Plan") is to provide a means by which each director of MAXIM INTEGRATED PRODUCTS, INC. (the "Company") who is not an employee of the Company and has not prior to August 23, 1988 been granted an option by the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

         (b) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.       ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

         (b) The Board may delegate administration of the Plan to a committee composed of not fewer than three (3) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the



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provisions of the Plan, as may be adopted from time to time by the Board. The
Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.       SHARES SUBJECT TO THE PLAN

              (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate one million two hundred and eighty thousand (1,280,000) shares [adjusted to reflect all stock dividends through December 5, 1997] of the Company's Common Stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

              (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       ELIGIBILITY

         Options shall be granted only to Non-employee Directors of the Company.

5.       AUTOMATIC GRANTS

         (a) Each person who is, after the date of the approval of the Plan by the Board (the "Adoption Date"), elected for the first time to be a Non-employee Director shall, upon the date of his initial election to be a Non-employee Director by the Board or stockholders of the company, automatically be granted an option to purchase sixty thousand (60,000) shares [adjusted to reflect all stock dividends through December 5, 1997] of the Company's Common Stock (subject to adjustment as provided in paragraph 10 hereof) on such date upon the terms and conditions set forth herein.

         (b) Each Non-employee Director who serves on the Company's Board of Directors on the Adoption Date shall automatically be granted an option to purchase twenty thousand (20,000) shares [adjusted to reflect all stock dividends through December 5, 1997] of the Company's Common Stock (subject to adjustment as provided in Paragraph 10 hereof) on such date upon the terms and conditions set forth herein.

         (c) Each Non-employee Director who was elected to the Company's Board of directors prior to October 26, 1990 and who has been nominated by the Board of Directors for election at the Company's 1991 Annual Meeting of Stockholders to be held on November 7, 1991 (the "1991 Election Date") shall automatically be granted an option to purchase twenty thousand (20,000) shares of the Company's Common Stock (subject to adjustment as provided in Paragraph 10 hereof) on August 14, 1991 upon the terms and conditions set forth herein.




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         (d) Each Non-employee Director initially elected to the Company's Board of Directors on or before October 26, 1990 shall automatically be granted an option to purchase five thousand (5,000) shares of Common Stock (subject to adjustment as provided in Paragraph 10 hereof) on the 1991 Election Date, and shall automatically be granted an option to purchase seven thousand five hundred (7,500) shares of (adjusted to reflect the stock dividend effective November 23, 1994) Common Stock (subject to adjustment as provided in Paragraph 10 hereof) on each anniversary of the 1991 Election Date if he is on such anniversary a Non-employee Director. Each Non-employee Director initially elected to the Company's Board of Directors after October 26, 1990 shall automatically be granted an option to purchase seven thousand five hundred (7,500) shares (adjusted to reflect the stock dividend effective November 23, 1994) of Common Stock (subject to adjustment as provided in Paragraph 10 hereof) on each anniversary of the date of his initial election to the Board of Directors if he is on such anniversary a Non-employee Director.

6.       OPTION PROVISIONS

         Each option shall contain the following terms and conditions:

         (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") five years from the date of grant. The term of each option may terminate sooner than such Expiration Date if the optionee's service as a Non-employee Director of the Company terminates for any reason or for no reason. In the event of such termination of service, the option shall terminate on the earlier of the Expiration Date or the date seven (7) months following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e). Notwithstanding the foregoing, if exercise within the foregoing periods is prohibited under paragraph 13 below, the term of the option shall be extended to a date thirty days following the first date on which the condition of paragraph 13 of the Plan has been met, and the option shall be exercisable as to the number of shares that could have been exercised on the date of termination of service had the condition of paragraph 13 been satisfied on that date.

         (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

         (c) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 1,000 shares; but when the number of shares being purchased upon an exercise is 1,000 or more shares, the optionee may



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elect to make payment of the exercise price under one of the following alternatives:

              (i) Payment of the exercise price per share in cash at the time of exercise; or

              (ii) Provided that at the time of exercise the Company's common stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of already-owned shares of common stock of the Company owned by the optionee for at least six (6) months and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at fair market value on the date of exercise; or

              (iii) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.

         (d) Except as may be permitted by the Board or the Committee either in individual cases or by general rule or policy, an option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative.

         (e) (i) The options described in paragraph 5(a) shall become exercisable (vest) in installments as follows: eight and three hundred thirty-four thousandths percent (8.334%) of the shares covered by the option on the date three (3) months after the date of grant, and eight and three hundred thirty-four thousandths percent (8.334%) of the shares covered by the option at the end of every subsequent three-month period thereafter until all the shares have become vested on the date three (3) years from the date of grant; provided that shares shall become exercisable (vest) on any relevant vesting date only if the optionee is a Non-employee Director of the Company on that vesting date.

              (ii) The options described in paragraph 5(b) shall become exercisable (vest) in installments as follows: twelve and one-half percent (12.5%) of the shares covered by the option on the date three (3) months after the date of grant, and twelve and one-half percent (12.5%) of the shares covered by the option at the end of every subsequent three-month period thereafter until all the shares have become vested on the date two (2) years after the date of the grant; provided that shares shall become exercisable (vest) on any relevant vesting date only if the optionee is a Non-employee Director of the Company on that vesting date.

              (iii) The options described in paragraph 5(c) shall become exercisable (vest) in installments as follows: eight and three hundred thirty-four thousandths percent (8.334%) of the shares covered by the option on the date three (3) months after the date of grant, and eight and three hundred thirty-four thousandths percent (8.334%) of the shares covered by the option at the end of every subsequent three-month period thereafter until all the shares have become vested on the date




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three (3) years after the date of grant; provided that shares shall become exercisable (vest) on any relevant vesting date only if the optionee is a Non-employee Director of the Company on that vesting date.

                  (iv) The options described in paragraph 5(d) shall become exercisable (vest) in installments as follows: twenty-five percent (25%) of the shares covered by the option on the date three (3) months after all previously granted automatic options under this Plan have vested, and twenty-five percent (25%) of the shares covered by the option at the end of every subsequent three
(3) month period thereafter until all the shares have become vested one year after all previously granted automatic options under this Plan have vested; provided that shares shall become exercisable (vest) on any relevant vesting date only if the optionee is Non-employee Director of the Company on that vesting date.

                  (v) Subject to the limitations contained herein including, without limitation, those contained in subparagraph 13(b), each option shall be exercisable with respect to each installment on or after the date of vesting applicable to such installment.

         (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if, as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

         (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

         (h) In connection with each option granted pursuant to this Plan, at any time when the Company could have any withholding obligation (whether for Federal, state, local or foreign income, disability, Medicare, employment or other taxes or otherwise) as a result of exercise of an option, the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or the disposition of shares acquired upon such exercise, the Company shall have no obligation to permit exercise of such option or to issue any shares upon exercise of the option unless and until either the exercise of the option is accompanied by sufficient payment, as determined by the Company in its absolute discretion, to meet those withholding obligations on such exercise, lapse or disposition or other arrangements are made that are satisfactory to the Company in its absolute discretion to provide otherwise for such payment. The Company shall have no liability to any optionee or transferee for exercising the foregoing right not to permit exercise or issue shares.



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7.       COVENANTS OF THE COMPANY

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.       USE OF PROCEEDS FROM STOCK

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.       MISCELLANEOUS

         (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

         (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-employee Director any right to continue in the service of the Company or shall affect any right of the Company, its Board or stockholders to terminate the service of any Non-employee Director with or without cause.

         (c) No Non-employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

         (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-employee Director, or to evidence the removal of any restrictions on transfer, that such Non-employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.



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10.      ADJUSTMENTS UPON CHANGES IN STOCK

         (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

         (b) In the event of: (1) a dissolution or liquidation of the company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then all outstanding options shall become exercisable in full for a period of at least ten (10) days prior to such event. Outstanding options which have not been exercised prior to such event shall terminate on the date of such event unless assumed by a successor corporation.

11.      AMENDMENT OF THE PLAN

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of a majority of the shares of the Company represented and voting at a duly held meeting within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (i) Materially increase the number of shares which may be issued under the Plan;

                  (ii) Materially modify the requirements as to eligibility for participation in the Plan; or

                  (iii) Materially increase the benefits accruing to participants under the Plan, whether by increasing the number of shares for which an option may be granted to an optionee or otherwise.

         (b) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom the option was granted.

12.      TERMINATION OR SUSPENSION OF THE PLAN

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated,





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the Plan shall terminate ten (10) years from the date the Plan is adopted by the
Board. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

         (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.      EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE

         The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the vote or written consent of the holders of a majority of the shares of the Company represented and voting at the next special or annual meeting of stockholders of the Company.

         No option granted under the Plan shall be exercised or exercisable unless and until the condition of paragraph 13 has been met.






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